Exhibit 10.17

Voltage X Limited (“the Company”)

SHARE INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.	Definitions. For the purposes of this Plan, the following terms shall have the following meanings.

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan or such Officer or Officers as authorized by the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Applicable Laws” means the legal requirements relating to the Plan and the equity-based incentives under applicable provisions of the corporate and securities laws of any jurisdiction, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to equity-based incentives granted to residents therein.

(d)	“Appointment Letter” refers to documentation that describes the terms and conditions in which each Employee, Director, or Consultant is employed, appointed, or enlisted to service the Company and/or its subsidiaries and affiliated companies.

(e)	“Articles” refers to the Company’s articles of association, as amended and restated from time to time.

(f)	“Board” means the board of directors of the Company.

(g)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

i.	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s issued securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or

ii.	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h)	“Class A Ordinary Shares” means the Class A Ordinary Shares in the capital of the Company having a par value of USD 0.000001 each having rights, and subject to the restrictions provided in the Articles. One Class A Ordinary Share shall have the right to one vote per share and cannot be converted to any other class of share at any time.

(i)	“Class B Ordinary Shares” means the Class B Ordinary Shares in the capital of the Company having a par value of USD 0.000001 each having the rights, and subject to the restrictions provided in the Company’s Articles. One Class B Ordinary Share shall have the right to ten thousand votes per share and can be converted to Class A Ordinary Shares on a 1-to-1 basis (subject to adjustment) at any time.

(j)	“Code” means the Internal Revenue Code of 1986, as amended.

(k)	“Committee” means any committee established that is composed of members of the Board appointed by the Board to administer the Plan, including but not limited to the Compensation Committee.

(l)	“Compensation Committee” means the compensation committee as established by the Board.

(m)	“Company” means Voltage X Limited, an exempt company incorporated in the Cayman Islands.

(n)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)	“Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant (collectively, “Service Provider”) that is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Share Incentive Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(q)	“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

i.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is registered;

ii.	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

iii.	the complete liquidation or dissolution of the Company;

iv.	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares in issue immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s issued shares are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

v.	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s issued shares but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)	“Director” means a member of the Board or the board of directors of any Related Entity.

(s)	“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t)	“Effective Date” means the date The Plan is adopted and approved by the shareholders of the Company, whether it be the first time the Plan is approved, or each date the Plan is renewed pursuant to shareholder approval in subsequent terms.

(u)	“Employee” means any person, including an Officer or Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)	“Fair Market Value” means, as of any date, the value of the subject Plan Shares determined as follows:

i.	If the Plan Shares at issue are listed on one or more established stock exchanges or national market systems, including without limitation the American Stock Exchange or The Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the subject Plan Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.	If the subject Plan Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of the subject Plan Shares shall be the mean between the high bid and low asked prices for the Plan Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the subject Plan Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x)	“Listing” refers to a successful initial public offering in the Class A Ordinary Shares to be traded on a globally accredited stock exchange.

(y)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)	“Share Incentive” means equity-based incentive to purchase, receive or acquire Class A Ordinary Shares pursuant to a Share Incentive Agreement granted under the Plan and shall also include any share appreciation right, restricted share, restricted share unit, performance award, dividend equivalent, or other share-based award granted under the Plan.

(bb)	“Share Incentive Agreement” means the written agreement evidencing the grant of a Share Incentive executed by the Company and a Grantee, including any amendments thereto.

(cc)	“Grantee” means an Employee, Director or Consultant who receives a share Incentive under the Plan.

(dd)	“Ordinary Shares” means the ordinary shares in the capital of the Company having a par value of USD 0.000001 each, inclusive of Class A Ordinary Shares and Class B Ordinary Shares, having rights, and subject to restrictions, provided in the Company’s Articles.

(ee)	“Plan” means this Voltage X Limited Share Incentive Plan.

(ff)	“Plan Shares” means the Class A Ordinary Shares which are subject to this Plan in accordance with the provisions of Section 3, and each a “Plan Share”.

(gg)	“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(hh)	“Replaced” means that pursuant to a Corporate Transaction the Share Incentive is replaced with a comparable share incentive or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such share incentive existing at the time of the Corporate Transaction and provides for subsequent vesting of share incentives in accordance with the same (or a more favorable) vesting schedule applicable to such Share Incentive. The determination of Share Incentive comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj)	“Trading Market Approval” means the pre-approval required from the globally accredited stock exchange or other stock exchange on which the Class A Ordinary Shares are then listed for trading.

3.	Shares Subject to the Plan.

(a)	Subject to the provisions of Section 10 below, the maximum aggregate number of Class A Ordinary Shares reserved and available pursuant to this Plan shall be the aggregate of (i) 1,700,000 Class A Ordinary Shares, and (ii) on each July 1, starting from July 1, 2025, an additional number of shares equal to the lesser of (A) 2% of the number of Class A Ordinary Shares in issue (on a fully-diluted basis) on the immediately preceding June 30, and (B) such lower number of Class A Ordinary Shares as may be determined by the Committee, subject in all cases to adjustment as provided in Section 10 below (the “Evergreen Plan”).

(b)	Further, if, after the Effective Date of the Plan, any Class A Ordinary Shares underlying a Share Incentive are forfeited, or if a Share Incentive otherwise terminates without the delivery of Class A Ordinary Shares or of other consideration, then the Class A Ordinary Shares underlying such Share Incentive, or the number of Class A Ordinary Shares otherwise counted against the aggregate number of Class A Ordinary Shares available under the Plan with respect to the Share Incentive, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Share Incentives under the Plan.

For the avoidance of doubt it is noted that, no Class B Ordinary Shares may be issued under the Plan.

4.	Administration of the Plan.

(a)	Plan Administrator.

i.	Administration with Respect to Directors and Officers. With respect to grants of Share Incentives to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) the Committee designated by the Board, which Committee shall be constituted [in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity contingent to its members’ ongoing fulfillment of obligations, the terms of termination of Committee members as stipulated by their Appointment Letters, or until otherwise directed by the Board. In the case of Share Incentives for Employees or Consultants who are neither Directors nor Officers of the Company, the Board may authorize one or more Officers to grant such Share Incentives and may limit such authority as the Board determines from time to time.

ii.	Administration Errors. In the event a share Incentive is granted in a manner inconsistent with the provisions of this subsection (a), such Share Incentive shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws, especially but not limited to those regarding shareholders approval, and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

i.	To select the Employees, Directors and Consultants to whom Share Incentives may be granted;

ii.	To determine whether and to what extent Share Incentive are granted hereunder;

iii.	To determine the number of Plan Shares or the amount of other consideration to be covered by each Share Incentive granted hereunder;

iv.	To approve forms of Share Incentive Agreements for use under the Plan;

v.	To determine the terms and conditions of any Share Incentive subject to the terms and conditions contained herein

vi.	To amend the terms of any outstanding Share Incentive granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Share Incentive shall not be made without the Grantee’s written consent, (B) the increase of the exercise price (if applicable) of any Share Incentive shall be subject to the Grantee’s written consent and (C) canceling a Share Incentive in exchange for another Share Incentive shall be subject to the Grantee’s approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

vii.	To construe and interpret the terms of the Plan and Share Incentives, including without limitation, any notice of Share Incentive or Share Incentive Agreement, granted pursuant to the Plan;

viii.	To take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Share Incentive granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

For the purpose of this clause “gross negligence” means in relation to a person a standard of conduct constituting extreme carelessness, beyond ordinary negligence, whereby that person’s actions or inactions demonstrate reckless disregards for the duty of care owed to another.

5.	Eligibility

The Grantees shall be such persons as the Administrator may select from among the Employees, and Consultants.

6.	Terms and Conditions of Share Incentives

(a)	Designation of Share Incentive. Each Share Incentive granted to the Grantee shall be designated and recorded in a Share Incentive Agreement.

(b)	Conditions of Share Incentive. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Share Incentive including, but not limited to, the Share Incentive vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Plan Shares, cashless settlement, or other consideration) upon settlement of the Share Incentive, payment contingencies and the exercise price (if applicable).

(c)	Deferral of Share Incentive Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise or settlement of a Share Incentive, or other event that absent the election would entitle the Grantee to payment or receipt of the Plan Shares or other consideration under a Share Incentive. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, the Plan Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(d)	Early Exercise. The Share Incentive Agreement may, but need not, include a provision whereby the Grantee may, subject to Board approval, elect at any time while an Employee, Director or Consultant to exercise any part or all of the Share Incentive [prior to full vesting of the Share Incentive. Any unvested Plan Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(e)	Term of Share Incentive. The term of each Share Incentive shall be the term stated in the Share Incentive Agreement, provided, however that in the case of a Share Incentive that is to qualify as a Share Incentive, the term shall not exceed ten (10) years.

(f)	Transferability of Share Incentives. Share Incentives shall be transferable (i) by will and by the laws of succession and distribution and (ii) during the lifetime of the Grantee, subject to the Administrator’s approval and to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Share Incentive in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(g)	Termination of Employment Other than by Death or Disability.

i.	If a Grantee ceases to be an Employee, Director or Consultant for any reason other than his or her death or disability, the Grantee shall have the right, subject to the provisions of this Section 6, to exercise or settle any Share Incentive held by the Grantee at any time within ninety (90) days after his or her termination of employment, but not beyond the otherwise applicable term of the Share Incentive and only to the extent that on such date of termination of employment the Grantee’s right to exercise (if applicable) such Share Incentive has vested.

ii.	For purposes of this Section 6(j), the employment relationship shall be treated as continuing intact while the Grantee is an active Employee of the Company or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined in the sole discretion of the Administrator.

(h)	Death of Grantee. If a Grantee dies while an Employee, Director or Consultant or after ceasing to be an Employee, Director or Consultant but during the period while he or she could have exercised a share Incentive under Section 6(j), any Share Incentive granted to the Grantee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Grantee’s death, by the executors or administrators of his or her estate or by any person or persons who acquire the Share Incentive by will or the laws of succession and distribution, but not beyond the otherwise applicable term of the Share Incentive.

(i)	Disability of Grantee. If a Grantee ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Share Incentive granted to the Grantee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after the Grantee’s termination of employment, but not beyond the otherwise applicable term of the Share Incentive.

(j)	Time of Granting Share Incentives. The date of Grant of a Share Incentive shall for all purposes be on the date which the Administrator makes the determination to grant such Share Incentive, or such other date as is determined by the Administrator.

7.	Share Incentive Exercise or Grant Price, Consideration and Taxes

(a)	Exercise or Settlement Price. The Administrator shall determine the exercise or settlement price in accordance with the Applicable Laws and/or pursuant to the Share Incentive Agreement to be executed between the Company and Grantee, if applicable or other relevant agreement between such parties.

(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Plan Shares to be issued upon exercise or settlement of a Share Incentive including the method of payment shall be determined by the Administrator but shall be in no circumstances be below the par value of the Class A Ordinary Shares. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Plan Shares issued under the Plan the following:

i.	cash;

ii.	cheque;

iii.	with respect to Share Incentives, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Plan Shares and remit to the Company sufficient funds to cover the aggregate exercise price (if applicable) payable for the purchased Plan Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Plan Shares directly to such brokerage firm in order to complete the sale transaction;

iv.	cashless election; or

v.	any combination of the foregoing methods of payment.

(c)	Taxes. No Plan Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any national, provincial or local income and employment tax withholding obligations. Upon exercise or grant of a share Incentive the Company shall have the right, but not the obligation (except as required by applicable law), to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations. The Grantee will be solely responsible for his/her own tax obligations.

8.	Exercise or Settlement of Share Incentive

(a)	Procedure for Exercise or settlement; Rights as a Shareholder.

i.	Any Share Incentive granted hereunder shall be exercisable able to be settled at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Share Incentive Agreement.

ii.	A Share Incentive shall be deemed to be exercised or settled when written notice of such exercise or settlement has been given to the Company in accordance with the terms of the Share Incentive by the person entitled to exercise or settle the Share Incentive and when the Company receives full payment for the Plan Shares (if applicable) with respect to which the Share Incentive is exercised or settled, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iii).

9.	Conditions Upon Issuance of Plan Shares

(a)	The Plan Shares shall not be issued unless the exercise or settlement of such Share Incentive and the issuance and delivery of such Plan Shares pursuant thereto shall comply with the Articles and all Applicable Laws, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise or settlement of a Share Incentive, the Company may (notwithstanding the provisions in section 7 above) require the person exercising or settling such Share Incentive to represent and warrant at the time of any such exercise or settlement that the Plan Shares are being purchased only for investment and without any present intention to sell or distribute such Plan Shares if, in the opinion of legal counsel for the Company, such a representation is required by any Applicable Laws.

10.	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of the Company, the number of Plan Shares covered by each existing Share Incentive, and the number of Plan Shares which have been authorized for issuance under the Plan but as to which no Share Incentives have yet been granted or which have been returned to the Plan, the exercise or grant price of each such existing Share Incentive, the maximum number of Plan Shares with respect to which Share Incentives may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or similar transaction affecting the Plan Shares , (ii) any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company, including conversion of Class B Ordinary Shares, shall not be deemed to have been “effected without receipt of consideration. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Plan Shares subject to a share Incentive. In the event of a spin-off transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to existing Share Incentives under the Plan, including but not limited to: (i) adjustments to the number and kind of shares, the exercise or grant price per share and the vesting periods of existing Share Incentives, (ii) prohibit the exercise or grant of Share Incentives during certain periods of time prior to the consummation of the spin-off transaction, or (iii) the substitution, exchange or grant of Share Incentives to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

11.	Corporate Transactions and Changes in Control.

(a)	Termination of Share Incentive to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all existing Share Incentives under the Plan shall terminate; provided, however, that to extent any Share Incentives are assumed in connection with the Corporate Transaction (“Assumed”), such Share Incentives shall not terminate.

(b)	Acceleration of Share Incentive Upon Corporate Transaction or Change in Control.

i.	Corporate Transaction. The Administrator may determine, in the event of a Corporate Transaction, for the portion of each Share Incentive that is neither Assumed nor Replaced, such portion of the Share Incentive shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Plan Shares (or other consideration) at the time represented by such portion of the Share Incentive, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

ii.	Change in Control. The Administrator may determine, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Share Incentive which is at the time existing under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Plan Shares (or other consideration) at the time represented by such Share Incentive, provided that the Grantee’s Continuous Service has not terminated prior to such date.

12.	Effective Date and Term of Plan.

The Plan shall become effective upon its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated or unless renewed for another period not to exceed 10 years pursuant to shareholder approval. Subject to Section 17, below, and Applicable Laws, Share Incentives may be granted under the Plan upon its becoming effective.

13.	Amendment, Suspension or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 3(a), Section 4(b)(vi) or this Section 13(a).

(b)	No Share Incentive may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No suspension or termination of the Plan (including termination of the Plan under Section 12 above) shall adversely affect any rights under Share Incentives already granted to a grantee.

14.	Reservation of Plan Shares.

(a)	The Company, during the term of the Plan, will at all times reserve and keep available out of its authorized but unissued Plan Shares, such number of Plan Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Plan Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Plan Shares as to which such requisite authority shall not have been obtained.

15.	No Effect on Terms of Employment/Consulting Relationship.

The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan. “Cause” shall have the meaning and conditions set forth under termination clauses, where applicable, in each such Grantee’s Appointment Letter with the Company.

16.	No Effect on Retirement and Other Benefit Plans.

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Share Incentives shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.	Shareholder and Trading Market Approval.

(a)	Subject to the Applicable Laws, including but not limited to Nasdaq Rule 5635(c), once this Plan is approved by the shareholders of the Company, the granting of individual Share Incentives hereunder will not require any further shareholder approvals, unless such approval is required under Applicable Laws.

(b)	If required by the Applicable Laws, no Share Incentives shall be granted unless and until the Company received Trading Market Approval of such Share Incentives and the Plan Shares underlying such Share Incentives.

18.	Unfunded Obligation.

Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.	Shareholder Rights

Except as otherwise provided in this Plan a Grantee shall have none of the rights of a shareholder of the Company with respect to the Plan Shares covered by any Share Incentive until the Grantee becomes the recorded owner of such Plan Shares, which typically occurs upon the exercise, vesting or settlement of any such Share Incentive and then only with respect to the Plan Shares received upon such exercise, vesting or settlement.

20.	Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21.	Information to Grantees

Each Grantee shall be provided with such information regarding the Company as the Board or the Committee from time to time deems necessary or appropriate; provided, however, that each Grantee shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements.

22.	Governing Law

The Plan and any Agreements under the Plan hereunder shall be administered, interpreted and enforced under the laws of the Cayman Islands without regard to conflicts of laws thereof, save that to the extent that the Plan and/or any Agreements under the Plan hereunder refer(s) to the laws and regulations of the United States of America, such provisions shall be construed in accordance with and governed by the laws and regulations of the United States of America.

The Share Incentive Plan sets forth the terms and conditions of the Plan approved by the board of directors in which it shall govern the issuance of Share Incentives by the Company.

Adopted dated this [      ]

(The remainder of this page is intentionally left blank)